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                                  EXHIBIT 11


       Statement Re: Computation of Net Income per Share of Common Stock

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                                                                            For the Year Ended December 31,
                                                             --------------------------------------------------------------
                                                                  1999                   1998                    1997
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
Net income                                                   $    5,761,000     $    6,001,000             $     5,447,000

    Weighted average common shares outstanding                    4,973,000          5,338,000                   5,366,000
                                                             --------------     --------------             ---------------
    Basic earnings per share                                 $         1.16     $         1.12             $          1.02
                                                             ==============     ==============             ===============

    Weighted average common shares outstanding                    4,973,000          5,338,000                   5,366,000
    Common stock equivalents due to
       effect of stock options                                      121,000            231,000                     186,000
                                                             --------------     --------------             ---------------

    Weighted average common shares
       and equivalents                                            5,094,000          5,569,000                   5,552,000

    Diluted earnings per share                               $         1.13     $         1.08             $          0.98
                                                             ==============     ==============             ===============
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